FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Intends to Hold Annual Meeting

NEWARK, N.J., July 14, 2009 – Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced that it intends to hold an Annual Meeting of Stockholders prior to the end of calendar year 2009.  The terms of office of the Company's Class II directors will expire at that meeting.  Wilshire intends to announce the record date and meeting date for such meeting at a later date.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Wilshire with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements.  Wilshire assumes no obligation for updating any such forward-looking statement at any time.

Company Contact:   Sherry Wilzig Izak, Chairman, 201-420-2796